UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Park Plaza, Suite 550 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACTG	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 25, 2020, Acacia Research Corporation (the “Company”) issued a press release announcing (i) the final results (the “Stockholder Approval”) of the stockholder vote at the special meeting of stockholders held on February 14, 2020 (the “Special Meeting”), and (ii) the Series B Warrant Closing (as defined below). At the Special Meeting, stockholders were asked to, among other things, vote on proposals to (i) approve, for purposes of Nasdaq Rules 5635(b) and 5635(d), as applicable, (A) the voting of the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”) on an as-converted basis and (B) the issuance of the maximum number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) issuable in connection with the potential future (x) conversion of the Preferred Shares and (y) exercise of the Series A and Series B Warrants, in each case, without giving effect to the Exchange Cap, as defined and set forth in the Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Convertible Preferred Stock and in the Series A Warrants, issued pursuant to the Purchase Agreement (as defined below), and (ii) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of Common Stock by 200,000,000 shares, or from 100,000,000 shares to 300,000,000 shares. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 to this Current Report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 19, 2019, and in a definitive proxy statement filed with the SEC on January 17, 2020, the Company entered into a Securities Purchase Agreement, dated as of November 18, 2019 (the “Purchase Agreement”), with Starboard Value LP and the Buyers (as defined in the Purchase Agreement), pursuant to which, among other things, the Company agreed to issue to the Buyers Series B Warrants to purchase up to 100,000,000 shares of Common Stock, promptly following the receipt of Stockholder Approval. The Series B Warrants may be exercised at an initial exercise price of either (i) $5.25 per share, if exercising by cash payment, or (ii) $3.65 per share, if exercising by cancellation of a portion of certain senior secured notes that may be issued to the Buyers pursuant to the Purchase Agreement.

On February 25, 2020, the Company issued the Series B Warrants to the Buyers for an aggregate purchase price of $4.6 million, pursuant to the terms of the Purchase Agreement (the “Series B Warrant Closing”).

The foregoing description of the Series B Warrants does not purport to be complete and is qualified in its entirety by reference to the Form of Series B Warrant to Purchase Common Stock, which was filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 19, 2019, and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1
Press release, dated February 25, 2020, issued by Acacia Research Corporation announcing (i) the final results of the stockholder vote at the special meeting of stockholders held on February 14, 2020, and (ii) the issuance of the Series B Warrants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION
Date: March 3, 2020 /s/ Clifford Press
Chief Executive Officer